Legend for Brighthouse Life Insurance Company of NY FWP Filings

Issuer Free Writing Prospectus

Filed Pursuant To Rule 433

Registration File No. 333-229553

Registration File No. 333-226036

Registration File No. 333-234535

Registration File No. 333-238214

A Brighthouse Shield®  Level Annuity can help.

By offering a level of protection and growth opportunities along the way, a Shield annuity can help bring the retirement your clients have imagined within reach. All with the simplicity you’ve come to expect from Brighthouse Financial®.

Find out how a Shield annuity can help clients reach their retirement goals – all with no annual fees.1

Learn more at brighthousefinancialpro.com.

1   Withdrawals may be subject to withdrawal charges.

This communication refers to Brighthouse Shield®  Level Select 6-Year Annuity, Brighthouse Shield®  Level Select 6-Year Annuity v.3, Brighthouse Shield®  Level Select 3-Year Annuity, Brighthouse Shield®  Level Select Advisory Annuity, Brighthouse Shield®  Level 10 Annuity, and Brighthouse Shield®  Level 10 Advisory Annuity, collectively referred to as “Shield®  Level annuities” or “Shield®  annuities.” These products are index-linked annuities issued by, and product guarantees are solely the responsibility of, Brighthouse Life Insurance Company, Charlotte, NC 28277, on Policy Form L-22494 (09/12)-AV and, for products issued in New York, by Brighthouse Life Insurance Company of NY, New York, NY 10017, on Policy Form ML-22494 (09/12) (“Brighthouse Financial”). Shield Level annuities are distributed by Brighthouse Securities, LLC (member FINRA). All are Brighthouse Financial affiliated companies. Shield Level annuities have charges, termination provisions, and terms for keeping them in force. Please contact your financial professional for complete details. Product availability and features may vary by state or firm.

Shield Level annuities are registered with the SEC. Before you invest, you should read the prospectus in the registration statement and other documents the issuing company has filed for more complete information about the company and the product. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. You may also request a prospectus from your financial professional or directly from Brighthouse Financial at (888) 243-1932 or brighthousefinancial.com. • Not a Deposit • Not FDIC Insured • Not Insured by Any Federal Government Agency • Not Guaranteed by Any Bank or Credit Union • May Lose Value

2108 BDVA1095005     3758414.1 09/16/2023

Help Clients Build Toward the Retirement They’ve Imagined

A Brighthouse Shield®  Level Annuity can help.

By offering a level of protection and growth opportunities along the way, a Shield annuity can help bring the retirement your clients have imagined within reach. All with the simplicity you’ve come to expect from Brighthouse Financial®.

Find out how a Shield annuity can help clients reach their retirement goals

– all with no annual fees.1

Learn more at brighthousefinancialpro.com.

1   Withdrawals may be subject to withdrawal charges.

This communication refers to Brighthouse Shield®  Level Select 6-Year Annuity, Brighthouse Shield®  Level Select 6-Year Annuity v.3, Brighthouse Shield®  Level Select 3-Year Annuity, Brighthouse Shield®  Level Select Advisory Annuity, Brighthouse Shield®  Level 10 Annuity, and Brighthouse Shield®  Level 10 Advisory Annuity, collectively referred to as “Shield®  Level annuities” or “Shield®  annuities.” These products are index-linked annuities issued by, and product guarantees are solely the responsibility of, Brighthouse Life Insurance Company, Charlotte, NC 28277, on Policy Form L-22494 (09/12)-AV and, for products issued in New York, by Brighthouse Life Insurance Company of NY, New York, NY 10017, on Policy Form ML-22494 (09/12) (“Brighthouse Financial”). Shield Level annuities are distributed by Brighthouse Securities, LLC (member FINRA). All are Brighthouse Financial affiliated companies. Shield Level annuities have charges, termination provisions, and terms for keeping them in force. Please contact your financial professional for complete details. Product availability and features may vary by state or firm.

Shield Level annuities are registered with the SEC. Before you invest, you should read the prospectus in the registration statement and other documents the issuing company has filed for more complete information about the company and the product. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. You may also request a prospectus from your financial professional or directly from Brighthouse Financial at (888) 243-1932 or brighthousefinancial.com. • Not a Deposit • Not FDIC Insured • Not Insured by Any Federal Government Agency • Not Guaranteed by Any Bank or Credit Union • May Lose Value

2108 BDVA1095005     3758414.1 09/16/2023

Clients Don't Just Want to Retire.

They Want to Retire on Their Terms.

Brighthouse
FINANCIAL®
Build for what's ahead

A Brighthouse Shield®  Level Annuity can help.

By offering a level of protection and growth opportunities along the way, a Shield annuity can help bring the retirement your clients have imagined within reach. All with the simplicity you’ve come to expect from Brighthouse Financial®.

Find out how a Shield annuity can help clients reach their retirement goals – all with no annual fees.[1]

Learn more at brighthousefinancialpro.com.

1   Withdrawals may be subject to withdrawal charges.

This communication refers to Brighthouse Shield®  Level Select 6-Year Annuity, Brighthouse Shield®  Level Select 6-Year Annuity v.3, Brighthouse Shield®  Level Select 3-Year Annuity, Brighthouse Shield®  Level Select Advisory Annuity, Brighthouse Shield®  Level 10 Annuity, and Brighthouse Shield®  Level 10 Advisory Annuity, collectively referred to as “Shield®  Level annuities” or “Shield®  annuities.” These products are index-linked annuities issued by, and product guarantees are solely the responsibility of, Brighthouse Life Insurance Company, Charlotte, NC 28277, on Policy Form L-22494 (09/12)-AV and, for products issued in New York, by Brighthouse Life Insurance Company of NY, New York, NY 10017, on Policy Form ML-22494 (09/12) (“Brighthouse Financial”). Shield Level annuities are distributed by Brighthouse Securities, LLC (member FINRA). All are Brighthouse Financial affiliated companies. Shield Level annuities have charges, termination provisions, and terms for keeping them in force. Please contact your financial professional for complete details. Product availability and features may vary by state or firm.

Shield Level annuities are registered with the SEC. Before you invest, you should read the prospectus in the registration statement and other documents the issuing company has filed for more complete information about the company and the product. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. You may also request a prospectus from your financial professional or directly from Brighthouse Financial at (888) 243-1932 or brighthousefinancial.com. • Not a Deposit • Not FDIC Insured • Not Insured by Any Federal Government Agency • Not Guaranteed by Any Bank or Credit Union • May Lose Value

2108 BDVA1095005     3758414.1 09/16/2023

Clients Don’t Just Want to Retire. They Want to Retire on Their Terms.

A Brighthouse Shield®  Level Annuity can help.

By offering a level of protection and growth opportunities along the way, a Shield annuity can help bring the retirement your clients have imagined within reach. All with the simplicity you’ve come to expect from Brighthouse Financial®.

Find out how a Shield annuity can help clients reach their retirement goals

– all with no annual fees.1

Learn more at brighthousefinancialpro.com.

1   Withdrawals may be subject to withdrawal charges.

This communication refers to Brighthouse Shield®  Level Select 6-Year Annuity, Brighthouse Shield®  Level Select 6-Year Annuity v.3, Brighthouse Shield®  Level Select 3-Year Annuity, Brighthouse Shield®  Level Select Advisory Annuity, Brighthouse Shield®  Level 10 Annuity, and Brighthouse Shield®  Level 10 Advisory Annuity, collectively referred to as “Shield®  Level annuities” or “Shield®  annuities.” These products are index-linked annuities issued by, and product guarantees are solely the responsibility of, Brighthouse Life Insurance Company, Charlotte, NC 28277, on Policy Form L-22494 (09/12)-AV and, for products issued in New York, by Brighthouse Life Insurance Company of NY, New York, NY 10017, on Policy Form ML-22494 (09/12) (“Brighthouse Financial”). Shield Level annuities are distributed by Brighthouse Securities, LLC (member FINRA). All are Brighthouse Financial affiliated companies. Shield Level annuities have charges, termination provisions, and terms for keeping them in force. Please contact your financial professional for complete details. Product availability and features may vary by state or firm.

Shield Level annuities are registered with the SEC. Before you invest, you should read the prospectus in the registration statement and other documents the issuing company has filed for more complete information about the company and the product. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. You may also request a prospectus from your financial professional or directly from Brighthouse Financial at (888) 243-1932 or brighthousefinancial.com. • Not a Deposit • Not FDIC Insured • Not Insured by Any Federal Government Agency • Not Guaranteed by Any Bank or Credit Union • May Lose Value

2108 BDVA1095005     3758414.1 09/16/2023